UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 6, 2013

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.                Entry into a Material Definitive Agreement.

Convertible Senior Notes due 2033

On February 6, 2013, Micron Technology, Inc., a Delaware corporation (“Micron”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $270.0 million aggregate principal amount of 1.625% Convertible Senior Notes due 2033 (the “2033E Notes”) and $270.0 million aggregate principal amount of 2.125% Convertible Senior Notes due 2033 (the “2033F Notes” and together with the 2033E Notes, the “2033 Notes”) in the United States and Canada to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Micron granted the Initial Purchasers an option to purchase up to an additional $30.0 million aggregate principal amount of 2033E Notes and up to an additional $30.0 million aggregate principal amount of 2033F Notes on the same terms and conditions to cover over-allotments, if any.  On February 11, 2013, the Initial Purchasers exercised this option in full.  Micron estimates that the net proceeds from the offering, including the exercise of the Initial Purchasers’ option to purchase the additional 2033 Notes, will be approximately $584 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses. The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

On February 12, 2013, Micron entered into an indenture with U.S. Bank National Association, as trustee (the “Trustee”), relating to the 2033E Notes (the “2033E Indenture”) and an indenture with the Trustee, relating to the 2033F Notes (the “2033F Indenture” and together with the 2033E Indenture, the “Indentures”). The 2033E Indenture and the form of global note for the 2033E Notes are filed as Exhibits 4.1 and 4.2, respectively, and the 2033F Indenture and the form of global note for the 2033F Notes are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K.  The 2033E Notes bear interest at a rate of 1.625% per year on the principal amount and the 2033F Notes bear interest at a rate of 2.125% per year on the principal amount, in each case accruing from February 12, 2013. Interest is payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning on August 15, 2013. The 2033 Notes will mature on February 15, 2033, subject to earlier conversion, redemption or repurchase.

The initial conversion rate for the 2033E Notes is 91.4808 shares of Micron’s common stock, par value $0.10 per share (“Common Stock”), per $1,000 principal amount of 2033E Notes. This is equivalent to an initial conversion price of approximately $10.93 per share of Common Stock. The initial conversion rate for the 2033F Notes is 91.4808 shares of Common Stock per $1,000 principal amount of 2033F Notes. This is equivalent to an initial conversion price of approximately $10.93 per share of Common Stock. Holders may surrender their 2033 Notes for conversion prior to the close of business on the business day immediately preceding the maturity date for the 2033 Notes only under the following circumstances: (1) if the 2033 Notes are called for redemption; (2) during any calendar quarter commencing at any time after March 7, 2013, and only during such calendar quarter, if the closing price of Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the then applicable conversion price for the 2033 Notes, which is $1,000 divided by the then applicable conversion rate of the 2033 Notes; (3) during the five business days immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of 2033 Notes for each day of that period was less than 98% of the product of the closing price of Common Stock and the then applicable conversion rate of the 2033 Notes; (4) if specified distributions to holders of Common Stock are made or specified corporate events occur; or (5) at any time on or after November 15, 2032.

Upon conversion, Micron will pay cash up to the aggregate principal amount of the 2033 Notes being converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at Micron’s option, for the remainder, if any, of Micron’s conversion obligations.

If a holder elects to convert its 2033 Notes in connection with a make-whole change in control, as defined in the Indentures, Micron will, in certain circumstances, pay a make-whole premium by increasing the conversion rate for the 2033 Notes converted in connection with such make-whole change in control. Micron may not redeem the 2033E Notes prior to February 20, 2018 and may not redeem the 2033F Notes prior to February 20, 2020.  On or after February 20, 2018, in the case of the 2033E Notes, and on or after February 20, 2020, in the case of the 2033F Notes, Micron may redeem for cash all or part of the 2033 Notes at a redemption price equal to the sum of 100% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.

On February 15, 2018 and February 15, 2023, with respect to the 2033E Notes, and on February 15, 2020 and February 15, 2023, with respect to the 2033F Notes, the holders may require Micron to repurchase all or a portion of their 2033 Notes at a cash repurchase price equal to 100% of the principal amount of the 2033 Notes being repurchased, plus accrued and unpaid interest, including any additional interest, to, but excluding, the repurchase date.  Upon a change in control or a termination of trading, as defined in the Indenture, the holders may require Micron to repurchase for cash all or a portion of their 2033 Notes at a repurchase price equal to 100% of the principal amount of the 2033 Notes being repurchased, plus accrued and unpaid interest, including any additional interest, to, but excluding, the repurchase date.

The 2033 Notes are Micron’s general, unsecured obligations and are effectively subordinated to all of Micron’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all liabilities of Micron’s subsidiaries, including trade payables. The Indentures do not limit the amount of indebtedness that Micron or any of its subsidiaries may incur.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of each series of 2033 Notes under the applicable Indenture:

•                  Micron’s failure to pay when due the principal amount or repurchase price with respect to any of the 2033 Notes at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

•                  Micron’s failure to pay interest on any of the 2033 Notes for 30 days after the date when due;

•                  Micron’s failure to give timely notice of a termination of trading, a change in control or a make-whole change in control (each as defined in the Indentures) that does not constitute a change in control, which continues for a period of three business days;

•                  Micron’s failure to comply with its obligation to convert the 2033 Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock upon exercise of a holder’s conversion right;

•                  Micron’s failure to perform or observe any other covenants or agreement under the 2033 Notes or the applicable Indenture governing the 2033 Notes and Micron fails to cure or obtain a waiver of such default for a period of 60 days after receiving notice of such failure by the Trustee or by holders of not less than 25% in aggregate principal amount of 2033 Notes of the applicable series then outstanding;

•                  Micron’s failure to pay at maturity any debt (as defined in the Indentures) in a principal amount in excess of $100 million, or a default by Micron under any debt that results in acceleration of such debt in a principal amount in excess of $100 million, and such acceleration has not been rescinded or annulled within 30 days; and

•                  Certain events of bankruptcy, insolvency or reorganization with respect to Micron.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Purchase Agreement and Indentures, each of which are included as exhibits hereto and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the 2033 Notes, on February 6, 2013, Micron also entered into capped call transactions with JPMorgan Chase Bank, National Association, London Branch and Royal Bank of Canada (the “Initial Capped Calls”). The Initial Capped Calls each have an initial strike price of approximately $10.93 per share, subject to certain adjustments.  The Initial Capped Calls have a cap price of approximately $14.51 per share. The Initial Capped Calls cover, subject to anti-dilution adjustments, approximately 49.4 million shares of Common Stock.  In connection with the Initial Purchasers’ exercise of their option to purchase additional 2033 Notes, on February 12, 2013 Micron entered into additional capped call transactions with Royal Bank of Canada, Credit Suisse International and Morgan Stanley & Co. International plc (the “Additional Capped Calls” and together with the Initial Capped Calls, the “Capped Calls”). The Additional Capped Calls have an initial strike price of approximately $10.93 per share, in each case subject to certain adjustments. The Additional Capped Calls have a cap price of approximately $14.51 per share. The Additional Capped Calls cover, subject to anti-dilution adjustments, approximately 5.5 million shares of Common Stock.  The Capped Calls are intended to reduce the potential dilution upon conversion of the 2033 Notes. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Calls, exceeds the applicable cap price of the Capped Calls, there would be dilution to the extent that the then market value per share of the Common Stock exceeds the cap price.  Additionally, to the extent that the market value per share of Common Stock exceeds the conversion price of the 2033 Notes but does not exceed the strike price of the Capped Calls, Micron will not be entitled to receive any shares of Common Stock under the Capped Calls.  Micron paid approximately $48 million to purchase the Capped Calls. The Capped Calls have expiration dates of five or seven years.  The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting Micron, including a merger event; tender offer; and a nationalization, insolvency or delisting involving Micron.  In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to a termination of the Capped Calls, including changes in law; insolvency filings and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the 2033 Notes and Indentures described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.                Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Micron issued $600,000,000 aggregate principal amount of 2033 Notes to the Initial Purchasers on February 12, 2013 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

Micron offered and sold the 2033 Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the 2033 Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Micron relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The 2033 Notes and Common Stock issuable upon conversion of the 2033 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The 2033 Notes are convertible into cash and shares of Common Stock, if any, as described above.

Item 9.01.                Financial Statements and Exhibits.

                                                                        (d) Exhibits.

                                                                        The following exhibits are filed herewith:

Exhibit No.	Description
1.1

Purchase Agreement, dated as of February 6, 2013, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the initial purchasers.

4.1	Indenture, dated as of February 12, 2013, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 2033E Note (included in Exhibit 4.1)
4.3	Indenture, dated as of February 12, 2013, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee.
4.4	Form of 2033F Note (included in Exhibit 4.3)
10.1	Form of Capped Call Confirmation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: February 12, 2013	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Chief Financial Officer and
Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 12, 2013

Exhibit No.	Description
1.1

Purchase Agreement, dated as of February 6, 2013, by and among Micron Technology, Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the initial purchasers.

4.1	Indenture, dated as of February 12, 2013, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 2033E Note (included in Exhibit 4.1)
4.3	Indenture, dated as of February 12, 2013, by and between Micron Technology, Inc. and U.S. Bank National Association, as trustee.
4.4	Form of 2033F Note (included in Exhibit 4.3)
10.1	Form of Capped Call Confirmation.